UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.                )

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

COWEN GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        These materials amend and supplement our definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2014 (the "Proxy Statement") relating to the Annual Meeting of Stockholders of Cowen Group, Inc. (the "Annual Meeting"), to be held on June 3, 2014, at 10:00 a.m., Eastern Daylight Time, at 599 Lexington Avenue, 20th Floor, New York, New York 10022.

        The information contained in this Supplement is intended to replace the disclosure presented under the "Potential Payments Upon Termination or Change in Control" heading on pages 34 through 36 of the Proxy Statement. After the filing and mailing of our Proxy Statement, we discovered certain inaccuracies in the cash severance information presented under the "Potential Payments Upon Termination or Change in Control" heading on pages 34 through 36 of the Proxy Statement, and also determined that such information could have been presented more clearly. Accordingly, we have decided to provide our stockholders with the benefit of this updated information and clearer presentation. The information below should be read in lieu of the disclosure contained under the "Potential Payments Upon Termination or Change in Control" heading on pages 34 through 36 of the Proxy Statement.

        All information set forth in the Proxy Statement, as supplemented by the information above, should be considered in casting your vote by proxy or at the Annual Meeting.

The date of these materials is May 16, 2014.

Potential Payments Upon Termination or Change in Control

        Pursuant to the employment agreements with each of our named executive officers as described on pages 29 through 31 of the Proxy Statement under the "Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table—Employment Arrangements" heading, each of our named executive officers will be entitled to certain payments and benefits in the event that his employment is terminated involuntarily (including on account of his death or disability). The table below reflects the amount of compensation and benefits that would have been payable to each of our named executive officers in the event that such named executive officer experienced each of the following events as of December 31, 2013: (i) a termination by the Company for cause or a voluntary resignation by the named executive officer without good reason, each being a "voluntary termination," (ii) a termination by the Company without cause or a resignation by the named executive officer for good reason, each being an "involuntary termination," (iii) an involuntary termination that occurs in connection with or following a change in control, (iv) a termination by reason of a named executive officer's death, and (v) a termination by reason of a named executive officer's disability. None of our named executive officers is entitled to any payments or benefits solely upon the occurrence of a change in control without the occurrence of another event (such as an involuntary termination or the equity securities of the Company cease to trade on a national securities exchange).

		Triggering Events
Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination ($)		Involuntary Termination in connection with a Change in Control(6) ($)		Death ($)		Disability ($)
Peter A. Cohen	Cash Severance	0	3,900,000	(1)	3,900,000	(1)	0		0
	Equity Acceleration(2)	0	1,710,594		1,710,594		1,710,594		1,710,594
	Total	0	5,610,594		5,610,594		1,710,594		1,710,594
Stephen A. Lasota	Cash Severance	0	2,397,064	(3)	3,397,064	(4)	897,064	(3)	897,064	(3)
	Equity Acceleration(2)	0	1,294,832		1,294,832		1,294,832		1,294,832
	Total	0	3,691,896		4,691,896		2,191,896		2,191,896
John Holmes	Cash Severance	0	2,403,117	(3)	3,403,117	(4)	903,117	(3)	903,117	(3)
	Equity Acceleration(2)	0	1,282,876		1,282,876		1,282,876		1,282,876
	Total	0	3,685,993		4,685,993		2,185,993		2,185,993
Owen S. Littman	Cash Severance	0	2,397,064	(3)	3,397,064	(4)	897,064	(3)	897,064	(3)
	Equity Acceleration(2)	0	1,294,832		1,294,832		1,294,832		1,294,832
	Total	0	3,691,896		4,691,896		2,191,896		2,191,896
Jeffrey M. Solomon	Cash Severance(5)	0	4,359,808		4,359,808		1,109,808		1,109,808
	Equity Acceleration(2)	0	2,888,297		2,888,297		2,888,297		2,888,297
	Total	0	7,248,105		7,248,105		3,998,105		3,998,105

(1)
Includes the value of a cash payment equal to two times the sum of 2012 base salary plus the cash portion of 2012 annual bonus of which is payable to Mr. Cohen pursuant to the terms of his employment agreement. Mr. Cohen is not entitled to enhanced cash severance payments if his employment is involuntarily terminated in connection with or following a change in control.

(2)
Includes the value of acceleration of all unvested shares of restricted stock and SARs, based on a per share price of $3.91 per share, which was the closing price of our Class A common stock on the NASDAQ Global Market on December 31, 2013. Pursuant to their employment agreements, each of our named executive officers is entitled to immediate vesting of outstanding equity awards upon an involuntary termination or a termination by reason of death or disability. In addition, pursuant to the terms of the applicable award agreements, unvested equity awards will vest in the event that a change in control occurs and, following such change in control, the executive's compensation or job

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  responsibilities of the named executive officer are reduced materially or the equity securities of the Company cease to trade on a national securities exchange.

(3)
Includes the value of a cash payment equal to the sum of (i) the average of the 2011 and 2012 annual bonus ($686,011 for Messrs. Lasota, Holmes and Littman), (ii) one and one-half times the average of 2011 and 2012 compensation for each of Mr. Lasota, Mr. Holmes and Mr. Littman as reported on Form W-2 (subject to a $1.5 million limit), (iii) a cash payment equal to 24 months of COBRA premiums ($46,677 for each of Mr. Lasota and Mr. Littman and $52,730 for Mr. Holmes), and (iv) the value of acceleration of unvested deferred cash compensation ($164,376 for each of Mr. Lasota, Mr. Holmes and Mr. Littman, including interest accrued through December 31, 2013), which is payable to Messrs. Lasota and Littman pursuant to the terms of their employment agreements. Had Mr. Lasota or Mr. Littman experienced a termination by reason of death or disability, each executive would have been entitled to a cash payment equal to the sum of the amounts described under clauses (i), (iii), and (iv) above.

(4)
Includes the value of the same cash severance payments that would have been payable to Messrs. Holmes, Lasota and Littman in connection with an involuntary termination of employment (as described above), except that the applicable multiplier for average W-2 compensation will be two and one-half times instead of one and one-half times, and the applicable limit will be $2.5 million instead of $1.5 million. Pursuant to their employment agreements, Messrs. Holmes, Lasota and Littman will be entitled to receive this enhanced cash severance payment in the event of an involuntary termination of employment in connection with or following a change in control. In addition, pursuant to the terms of the applicable award agreements, each executive's unvested deferred cash compensation will vest in the event that a change in control occurs and, following such change in control, the executive's compensation or job responsibilities are reduced materially or the equity securities of the Company cease to trade on a national securities exchange.

(5)
Includes the value of a cash payment equal to the sum of (i) the average of Mr. Solomon's 2011 and 2012 annual bonus ($939,381), (ii) two and one-half times the sum of Mr. Solomon's 2012 base salary ($866,667) and the average of the cash portion of Mr. Solomon's 2011 and 2012 annual bonus (subject to a $3.25 million minimum and a $5 million limit), (iii) a cash payment equal to 24 months of COBRA premiums, and (iv) the value of acceleration of unvested deferred cash compensation ($123,750, including interest accrued through December 31, 2013), which is payable to Mr. Solomon pursuant to the terms of his employment agreement. Mr. Solomon is not entitled to enhanced cash severance payments if his employment is involuntarily terminated in connection with or following a change in control. Had Mr. Solomon experienced a termination by reason of death or disability, he would have been entitled to a cash payment equal to the sum of the amounts described under clauses (i), (iii), and (iv) above.

(6)
Under the employment agreements with Messrs. Lasota, Holmes, Littman and Solomon, severance payable following a change-in-control would have been subject to a so-called "modified golden parachute cutback" provision pursuant to which "excess parachute payments" would be reduced to the extent such reduction would result in greater after-tax benefits.

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